Registration No. 333-__________

    As filed with the Securities and Exchange Commission on August 22, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                CARECENTRIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       22-3209241
 (State or Other Jurisdiction            (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                       2625 Cumberland Parkway, Suite 310
                             Atlanta, Georgia 30339
               (Address of Principal Executive Offices) (Zip Code)

                                CARECENTRIC, INC.
                       OMNIBUS EQUITY-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 R. BRUCE DEWEY
                      President and Chief Executive Officer
                                CARECENTRIC, INC.
                       2625 Cumberland Parkway, Suite 310
                             Atlanta, Georgia 30339
                     (Name and Address of Agent for Service)

                                 (678) 264-4400
          (Telephone Number, Including Area code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

                               Robert F. Dow, Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8706

                         CALCULATION OF REGISTRATION FEE

========================== ================ ======================= ======================= =====================

Title of Securities to     Amount to be     Proposed Maximum        Proposed Maximum        Amount of
be Registered(1)           Registered       Offering Price Per      Aggregate Offering      Registration Fee (1)
                                            Share (3)               Price Per Share (3)
-------------------------- ---------------- ----------------------- ----------------------- ---------------------

Common Stock, par value      650,000(2)             $2.19                 $1,423,500                $356
per share $.001
========================== ================ ======================= ======================= =====================

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the CareCentric, Inc. Omnibus Equity-based Incentive Plan (the "Plan").

(2) Representing additional shares to be issued by CareCentric, Inc. (the "Registrant") in connection with the Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").


As required by the General Instruction to Item E for the use of the Form S-8 Registration Statement under the Securities Act ("Form S-8"), this registration of additional shares under the Plan incorporates by reference the contents of the original filing on Form S-8 of the Plan (File No. 333-51869).

Item 8. Exhibits

     The following items are filed as exhibits to this registration statement:


Exhibit
Number         Description
-------        -----------
5.1            Opinion of Arnall Golden Gregory LLP

23.1           Consent of Grant Thornton LLP

24.1 Power of Attorney (included in the signature page of this Registration Statement).




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of August, 2001.


                               CARECENTRIC, INC.



                               By:     /s/ R. Bruce Dewey
                                  ---------------------------------------------
                                        R. Bruce Dewey
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bruce Dewey, Stephen M. Shea, and Ana McGary and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                   Title                                     Date

                                         President, Chief Executive Officer and                 August 17, 2001
/s/ R. Bruce Dewey                       Director (principal executive officer)
----------------------------------------
R. Bruce Dewey

                                         Chief Financial Officer and Treasurer                  August 17, 2001
                                         (principal financial and accounting
/s/ Stephen M. Shea                      officer)
----------------------------------------
Stephen M. Shea

/s/ William J. Simione, Jr.              Executive Vice President and Director                  August 17, 2001
----------------------------------------
William J. Simione, Jr.

/s/ David O. Ellis                       Director                                               August 17, 2001
----------------------------------------
David O. Ellis

/s/ Winston R. Hindle, Jr.               Director                                               August 17, 2001
----------------------------------------
Winston R. Hindle, Jr.

/s/ Barrett C. O'Donnell                 Director                                               August 17, 2001
----------------------------------------
Barrett C. O'Donnell

/s/ John E. Reed                         Director                                               August 17, 2001
----------------------------------------
John E. Reed

/s/ Edward R. Wissing                    Director                                               August 17, 2001
----------------------------------------
Edward R. Wissing


                                  EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------
5.1            Opinion of Arnall Golden Gregory LLP

23.1           Consent of Grant Thornton LLP

24.1 Power of Attorney (included in the signature page of this Registration Statement).

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